UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Amendment No. 1

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22 , 2006
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                      Transnational Financial Network, Inc.
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        (Exact name of small business issuer as specified in its charter)


California                        1-14219                            94-2964195
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(State or other jurisdiction (Commission File                   (I.R.S.Employer
of incorporation)                 Number)                    Identification No.)

401 Taraval Street, San Francisco, CA                                     94116
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(Address of principal executive offices)                              (Zip Code)


(Registrant's telephone number, including area code: (415) 242-7800



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              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrantunder any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.

On February 23, 2006, the registrant filed a Form 8-K under this Item 4.02. On Monday, February 20, 2006, we concluded that our accounting for our locked pipeline of mortgages for which the registrant had a best efforts delivery option had, in fact, not been correct and for that reason our previous financial statements, identified in the original filing of this 8-K, were unreliable. Our examination of the correct accounting for these kinds of transactions followed from an investigation concluded on February 2, 2006, where we had determined that our previous filings reflected a reversal of sign with respect to these kinds of transactions. At that time, we were uncertain whether the accounting error was an offset to the arithmetic error leaving the originally filed financial statements essentially unchanged. On Wednesday, February 22, 2006, we had concluded that changes would in fact occur, identified and quantified them, subject to audit and review.

We have identified and quantified the changes together with supporting analytical material. We also have the underlying documentation complete. We anticipate filing amended quarterly and annual reports no later than March 31, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: March 1, 2006
                                         Transnational Financial Network, Inc.


                                         /s/ Joseph Kristul
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                                         Joseph Kristul, Chief Executive Officer